UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2011

PHILLIPS EDISON – ARC

SHOPPING CENTER REIT INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-164313	27-1106076
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11501 Northlake Drive

Cincinnati, Ohio 45249

(Address of principal executive offices)

(Zip Code)

(513) 554-1110

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Pursuant to the requirements of the Securities Exchange Act of 1934, Phillips Edison – ARC Shopping Center REIT Inc. (the “Company”) hereby amends the Current Report on Form 8-K filed on June 13, 2011 to provide the required financial information relating to the Company’s acquisition of St. Charles Plaza, located in Haines City, Florida, as described in that Current Report.

After reasonable inquiry, the Company is not aware of any material factors relating to St. Charles Plaza that would cause the reported revenues and certain operating expenses relating to it not to be necessarily indicative of future operating results.

Item 9.01	Financial Statements and Exhibits.

		Page

(a)	Financial Statements of Businesses Acquired.

	Independent Auditors’ Report	3

	Statements of Revenues and Certain Operating Expenses for the three months ended March 31, 2011 (unaudited) and for the year ended December 31, 2010	4

	Notes to the Statements of Revenues and Certain Operating Expenses for the three months ended March 31, 2011 (unaudited) and for the year ended December 31, 2010	5

(b)	Pro Forma Financial Information.

	Unaudited Pro Forma Condensed Consolidated Financial Information	7

	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2011	8

	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 2011	9

	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2010	10

	Unaudited Notes to Pro Forma Condensed Consolidated Financial Information	11

Independent Auditors’ Report

To the Board of Directors and Stockholders of

Phillips Edison – ARC Shopping Center REIT Inc.

Cincinnati, Ohio

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of St. Charles Plaza, a shopping center located in Haines City, Florida (the “Property”), for the year ended December 31, 2010. This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as it relates to the Historical Summary as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting as it relates to the Historical Summary. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Form 8-K/A of Phillips Edison – ARC Shopping Center REIT Inc.) as discussed in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenues and certain operating expenses discussed in Note 1 to the Historical Summary of the Property for the year ended December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio
August 22, 2011

St. Charles Plaza

Statements of Revenues and Certain Operating Expenses

For the Three Months Ended March 31, 2011 (unaudited)

and for the Year Ended December 31, 2010

(in thousands)

	Three Months Ended March 31, 2011 (unaudited)	Year Ended December 31, 2010
Revenues
Rentals	$224	$837
Recoveries	46	179
Other property income		3

Total revenues	270	1,019

Certain Operating Expenses
Property operating	48	181
Real estate taxes	25	94
General and administrative expenses		2

Total certain operating expenses	73	277

Revenues in excess of certain operating expenses	$197	$742

See accompanying Notes to the Statements of Revenues and Certain Operating Expenses.

St. Charles Plaza

Notes to the Statements of Revenues and Certain Operating Expenses

For the Three Months Ended March 31, 2011 (unaudited)

and for the Year Ended December 31, 2010

1. ORGANIZATION AND BASIS OF PRESENTATION

On June 10, 2011, Phillips Edison – ARC Shopping Center REIT Inc. (the “Company”) purchased St. Charles Plaza, a shopping center containing 65,000 rentable square feet (unaudited) located in Haines City, Florida, for approximately $10.1 million, exclusive of closing costs. The acquisition and related expenses were funded with proceeds of $6.75 million from a mortgage loan secured by the property and proceeds of $3.35 million from the Company’s ongoing public offering. The mortgage loan matures on June 10, 2013, and the Company may extend the maturity date to June 10, 2014.

The statements of revenues and certain operating expenses (the “Historical Summaries”) have been prepared for the purpose of complying with the provisions of Rule 3-14 of Regulation S-X promulgated by the United States Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included in certain filings with the SEC. The Historical Summaries are not intended to be a complete presentation of the revenues and operating expenses of St. Charles Plaza for the three months ended March 31, 2011 and the year ended December 31, 2010. The statements of revenues and certain operating expenses exclude items that may not be comparable to the future operations of St. Charles Plaza, such as depreciation, amortization, and interest on debt not assumed.

The statement of revenues and certain operating expenses and notes thereto for the three months ended March 31, 2011, included in this report, are unaudited. In the opinion of the Company’s management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consist of normal recurring items. Interim results are not necessarily indicative of results for a full year.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Reporting and Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions of the reported amounts of revenues and certain operating expenses during the reporting period. Actual results may differ from those estimates.

Revenue Recognition — St. Charles Plaza leases space to retail tenants under leases with varying terms, which are accounted for as operating leases. St. Charles Plaza recognizes minimum rents on the straight-line method over the terms of the leases regardless of when payments are due. The leases also typically provide for tenant recoveries of common area maintenance (CAM) costs, real estate taxes, and other operating expenses. These recoveries are recognized as revenue in the period the applicable costs are incurred. Most tenants pay estimated monthly CAM amounts and are billed the shortfalls or credited the overpayments annually, with the exclusion of tenants with gross leases.

Straight-line rental revenue was higher than the current amount required to be paid by tenants by $12,000 and $14,000 for the three months ended March 31, 2011 and the year ended December 31, 2010, respectively.

Repairs and Maintenance — Expenditures for normal, recurring, or periodic maintenance are charged to expense when incurred. Renovations which improve or extend the life of the asset are capitalized.

Subsequent Events — The Company has evaluated subsequent events through August 22, 2011, the date these financial statements were available to be issued, to determine if either recognition or disclosure of significant events or transactions is required. The Company has determined that no such recognition or disclosure is required.

3. LEASES

Approximate future rentals to be received under noncancelable operating leases in effect at December 31, 2010, assuming no new or renegotiated leases or option extensions on lease agreements are as follows:

Years Ending
December 31

2011	$901,000
2012	928,000
2013	763,000
2014	618,000
2015	592,000
Thereafter	6,155,000

Total	$9,957,000

The minimum future rental income represents the base rent required to be paid by the tenants under the terms of their leases, exclusive of operating expense recoveries.

4. CONCENTRATIONS AND COMMITMENTS

The percentages of rental income from tenants who individually represent more than 10% of the rental income of St. Charles Plaza for the year ended December 31, 2010 are as follows:

Tenant	Percent of Rental Revenue

Publix	62%
Crispers	11%

* * * * * *

Phillips Edison – ARC Shopping Center REIT Inc.

Unaudited Pro Forma Condensed Consolidated Financial Information

On June 10, 2011, Phillips Edison – ARC Shopping Center REIT Inc. (the Company) purchased a shopping center containing 65,000 of rentable square feet located in Haines City, Florida (St. Charles Plaza) for approximately $10.1 million, exclusive of closing costs. The acquisition was funded with proceeds of $6.75 million from a mortgage loan (the St. Charles Loan, which is described further below) and proceeds of $3.35 million from the Company’s ongoing public offering. St. Charles Plaza was constructed in 2007. St. Charles Plaza was purchased from Odyssey (III) DP XVII, LLC, which is not affiliated with the Company or the Company’s advisor or sub-advisor.

In the Company’s opinion, all material adjustments necessary to reflect the effects of the above transaction have been made. Although we do not anticipate any changes in the St. Charles Plaza fair value measurements, the measurements may be subject to change within 12 months of the business combination date if new facts or circumstances that were previously unknown but existed as of the business combination date are brought to our attention.

The following unaudited pro forma condensed consolidated balance sheet as of March 31, 2011 is presented as if the Company acquired St. Charles Plaza on March 31, 2011. The following unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2011 and for the year ended December 31, 2010 are presented as if the Company had acquired St. Charles Plaza on January 1, 2010. This unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical financial statements and notes thereto as filed in the Company’s quarterly report on Form 10-Q for the three months ended March 31, 2011 and are not necessarily indicative of what the actual financial position or results of operations would have been had the Company completed the transaction as of the beginning of the periods presented, nor is it necessarily indicative of future results.

Phillips Edison – ARC Shopping Center REIT Inc.

Pro Forma Condensed Consolidated Balance Sheet (Unaudited)

(in thousands)

	March 31, 2011 as Reported (a)	Pro Forma Adjustments		Pro Forma March 31, 2011

ASSETS
Investments in real estate, net	$18,874	$8,490	(b)	$27,364
Cash and cash equivalents	280	1,987	(c)	2,267
Restricted cash	26			26
Accounts receivable, net	220			220
Prepaid expenses and other, net	2,538	1,823	(b)	4,361

Total assets	$21,938	$12,300		$34,238

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgage loans payable	$11,245	$10,500	(d)	$21,745
Acquired below market lease intangibles, net	413	26	(b)	439
Accounts payable	5,939			5,939
Accrued expenses and other liabilities	435	154	(e)	589

Total liabilities	18,032	10,680		28,712

Commitments and contingencies	—	—		—

Stockholders’ Equity:
Preferred stock	—	—		—
Common stock	11	2	(c)	13
Additional paid-in capital	5,071	1,853	(c)	6,924
Accumulated deficit	(1,176)	(235	) (b)	(1,411)

Total stockholders’ equity	3,906	1,620		5,526

Total liabilities and stockholders’ equity	$21,938	$12,300		$34,238

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information.

Phillips Edison – ARC Shopping Center REIT Inc.

Pro Forma Condensed Consolidated Statement of Operations (Unaudited)

For the Three Months Ended March 31, 2011

(in thousands, except per share amounts)

	Three Months Ended March 31, 2011 as Reported (a)	Statement of Revenues and Certain Operating Expenses (b)	Other Pro Forma Adjustments		Pro Forma Three Months Ended March 31, 2011

Revenues:
Rental income	$460	$224	$(64	) (c)	$620
Tenant recovery income	143	46	—		189

Total revenues	603	270	(64)		809

Expenses:
Property operating	96	48	—		144
Real estate taxes	107	25	—		132
General and administrative	208	—	26	(d)	234
Acquisition-related expenses	47	—	—		47
Depreciation and amortization	244	—	111	(e)	355

Total expenses	702	73	137		912

Operating income (loss)	(99)	197	(201)		(103)

Other expense (income):
Interest expense	149	—	103	(f)	252

Net income (loss)	$(248)	$197	$(304)		$(355)

Per share information – basic and diluted:
Weighted-average basic and diluted common shares outstanding	899,107				1,329,825

Basic and diluted loss per share	$(0.28)				$(0.27)

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information.

Phillips Edison – ARC Shopping Center REIT Inc.

Pro Forma Condensed Consolidated Statement of Operations (Unaudited)

For the Year Ended December 31, 2010

(in thousands, except per share amounts)

		Statement of
	Year Ended	Revenues and
	December 31,	Certain	Other Pro	Pro Forma
	2010	Operating	Forma	Year Ended
	as Reported	Expenses	Adjustments	December 31,
	(a)	(b)	(c)	2010

Revenues:
Rental income	$85	$837	$1,377	$2,299
Tenant recovery income	13	179	429	621
Other property income		3		3

Total revenues	98	1,019	1,806	2,923

Expenses:
Property operating	14	181	365	560
Real estate taxes	18	94	346	458
General and administrative	228	2	341	571
Acquisition-related expenses	467		235	702
Depreciation and amortization	81		1,343	1,424

Total expenses	808	277	2,630	3,715

Operating income (loss)	(710)	742	(824)	(792)

Other expense (income):
Other income	(1)			(1)
Interest expense	38		967	1,005

Net income (loss)	$(747)	$742	$(1,791)	$(1,796)

Per share information – basic and diluted:
Weighted-average basic and diluted common shares outstanding	168,419			1,329,825

Basic and diluted loss per share	$(4.44)			$(1.35)

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information.

Unaudited Pro Forma Condensed Consolidated Balance Sheets

a.	Reflects the Company’s historical balance sheet as of March 31, 2011.

b.	Reflects the acquisition of St. Charles Plaza for $10,100,000. Acquisition related costs of $235,000 were expensed as incurred. The Company used proceeds from its public offering of common stock and financing proceeds for the acquisition. The Company has allocated its purchase price to the assets and liabilities below (amounts in thousands):

Description

Land	$4,080
Buildings	2,405
Land improvements	1,311
Tenant improvements	694

Total investment in real estate	8,490
Above-market lease values	1,169
In-place lease values	467
Below-market lease values	(26)

Total purchase price	$10,100

The Company capitalized $160,000 related to financing the acquisition for St. Charles Plaza and $27,000 for prepaid insurance, which was paid at the time of acquisition. These costs, in addition to those allocated from the purchase price, are included in prepaid expenses and other assets on the pro forma condensed consolidated balance sheet as shown below (amounts in thousands):

Description

Above-market lease values	$1,169
In-place lease values	467
Deferred financing costs	160
Prepaid insurance	27

Total prepaid expenses and other assets	$1,823

The Company has allocated the purchase price to the above tangible and identified intangible assets acquired and intangible liabilities assumed based on their fair values in accordance with generally accepted accounting principles as follows:

Estimates of future cash flows and other valuation techniques that the Company believes are similar to those used by independent appraisers were used to record the purchase of identifiable assets acquired such as land, buildings and improvements, and identifiable intangible assets and liabilities such as amounts related to in-place leases and acquired above- and below-market leases.

The estimated fair value of acquired in-place leases reflect the costs the Company would have incurred to lease the properties to the occupancy level of the properties at the date of acquisition. Such estimates include the fair value of the loss of rental income, leasing commissions, legal costs and other direct costs that would be incurred to lease the properties to such occupancy levels.

Acquired above- and below-market lease values were recorded based on the present value of the difference between the contractual amounts to be paid pursuant to the in-place leases and management’s estimate of the current market lease rates for the corresponding in-place leases. The capitalized above- and below-market lease values will be amortized as adjustments to rental revenue over the remaining terms of the respective leases. Should a tenant terminate its lease prior to its contractual term, the unamortized portion of the in-place lease value will be charged to amortization expense and the unamortized portion of above- and-below market lease value will be charged to rental revenue.

The following table summarizes the use of the proceeds of the Company’s ongoing public offering in purchasing St. Charles Plaza (amounts in thousands):

Description

Purchase price	$10,100
Acquisition costs	235
Deferred financing costs	160
Prepaid insurance	27
Payable to advisor	(154)
Mortgage loan proceeds	(6,750)

Total cash paid to acquire property	$3,618

c.	Reflects additional offering proceeds of $1,855,000 from the sale of 195,000 shares in the Company’s ongoing public offering as received on March 31, 2011 based on offering proceeds actually received as of June 10, 2011, in addition to a $3,750,000 draw on an existing mortgage loan. $3,618,000 was paid in cash at closing for the acquisition of St. Charles Plaza as shown in the table below (amounts in thousands):

Description

Additional offering proceeds	$1,855
Draw on existing mortgage loan	3,750
Cash paid to acquire St. Charles Plaza	(3,618)

$1,987

d.	Reflects the acquisition related mortgage loan for St. Charles Plaza in the amount of $6,750,000 and a $3,750,000 draw on an existing loan.

e.	Reflects acquisition fees of $103,000 and financing fees of $51,000 payable to the Company’s advisor.

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Three Months Ended March 31, 2011

a.	Reflects the Company’s historical operations for the three months ended March 31, 2011.

b.	Reflects the historical revenues and certain operating expenses of St. Charles Plaza for the three months ended March 31, 2011.

c.	Reflects the sum of the pro forma straight-line amortization of above- and below-market leases over the average remaining terms of the leases and the adjustment to reflect straight-line rental revenues as if the Company had acquired the property as of January 1, 2010.

d.	Reflects the asset management fees owed to the Company’s related-party advisor associated with St. Charles Plaza, for an annual asset management fee of 1% of the cost of the real estate investment.

e.	Reflects the depreciation and amortization of St. Charles Plaza using the straight-line method over the estimated useful life of 30 years for buildings, 15 years for land improvements, and average remaining terms of the leases for tenant improvements and in-place leases.

f.	Reflects the approximate amount of interest at LIBOR plus 2.85% (using an average LIBOR rate during the three months ended March 31, 2011 of 0.26%) and amortization of deferred financing costs on acquisition-related debt of $6.75 million in addition to the approximate amount of interest at LIBOR plus 3.0% on the $3.75 million loan draw that would have been incurred for the St. Charles Plaza acquisition on January 1, 2010 as shown below (amounts in thousands):

Description

Interest on St. Charles mortgage loan	$52
Interest on existing mortgage loan draw	31
Amortization of deferred financing costs	20

$103

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year ended December 31, 2010

a.	Reflects the Company’s historical operations for the year ended December 31, 2010.

b.	Reflects the historical revenues and certain operating expenses of St. Charles Plaza for the year ended December 31, 2010.

c.	Reflects pro forma adjustments related to the operations of two acquisitions made during 2010, Lakeside Plaza and Snow View Plaza, as if they were acquired on January 1, 2010, in addition to other pro forma adjustments related to the acquisition of St. Charles Plaza.

Description	Actual Results of Operations	Pro Forma Results of Operations	Pro Forma Adjustments	St. Charles Pro Forma Adjustment		Other Pro Forma Adjustments

Revenue:
Rental income	$85	$1,722	$1,637	$(260	) (d)	$1,377
Tenant recovery income	13	442	429	—		429

Total revenues	98	2,164	2,066	(260)		1,806

Expenses:
Property operating	14	375	361	4	(e)	365
Real estate taxes	18	364	346	—		346
General and administrative	228	466	238	103	(f)	341
Acquisition-related expenses	467	467	—	235	(g)	235
Depreciation and amortization	81	980	899	444	(h)	1,343

Total expenses	808	2,652	1,844	786		2,630

Operating income (loss)	(710)	(488)	222	(1,046)		(824)

Other expense (income):
Other income	(1)	(1)	—			—
Interest expense	38	587	549	418	(i)	967

Net loss	$(747)	$(1,074)	$(327)	$(1,464)		$(1,791)

d.	Reflects the sum of the pro forma straight-line amortization of above- and below-market leases over the average remaining terms of the leases and the adjustment to reflect straight-line rental revenues as if the Company had acquired the properties as of January 1, 2010.

e.	Reflects property management fees associated with the current management, a related-party, at a rate of 4.5% of cash receipts from the properties. Property management fees associated with the current management for St. Charles Plaza were $45,000, and property management fees included in the historical financial information were $41,000.

f.	Reflects the asset management fees owed to the Company’s related-party advisor associated with St. Charles Plaza, for an annual asset management fee of 1% of the cost of the real estate investment.

g.	Reflects the sum of the acquisition expenses incurred to acquire St. Charles Plaza.

h.	Reflects the depreciation and amortization of St. Charles Plaza using the straight-line method over the estimated useful life of 30 years for buildings, 15 years for land improvements, and average remaining terms of the leases for tenant improvements and in-place leases.

i.	Reflects the approximate amount of interest at LIBOR plus 2.85% (using an average LIBOR rate during the year ended December 31, 2010 of 0.27%) and amortization of deferred financing costs on acquisition-related debt of $6.75 million in addition to the approximate amount of interest at LIBOR plus 3.0% on the $3.75 million loan draw that would have been incurred for the St. Charles Plaza acquisition on January 1, 2010 as shown below (amounts in thousands):

Description

Interest on St. Charles mortgage loan	$214
Interest on existing mortgage loan draw	124
Amortization of deferred financing costs	80

$418

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phillips Edison – ARC Shopping Center REIT Inc.

Dated: August 22, 2011	By:	/s/ Richard J. Smith
Richard J. Smith
Chief Financial Officer